INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Q Lotus Holdings, Inc. on Form S-8 of our report which includes an explanatory paragraph as to the Company’s ability to continue as a going concern dated June 29, 2012, with respect to our audits of the consolidated financial statements of Q Lotus Holdings, Inc. as of March 31, 2012 and 2011 and for the years then ended appearing in the Annual Report on Form 10-K of Q Lotus Holdings, Inc. for the year ended March 31, 2012.

New York, NY
March 19, 2013